Exhibit 5.1

September 7, 2018

Aflac Incorporated

1932 Wynnton Road

Columbus, Georgia 31999

Re:    Aflac Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Aflac Incorporated, a Georgia corporation (the “Company”), and as such have acted as counsel for the Company in connection with the shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities of the Company for unspecified aggregate proceeds: (i) senior unsecured debt securities of the Company (the “Senior Debt Securities”), which may be issued in one or more series under the senior indenture (the “Senior Debt Indenture”), dated as of May 21, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and (ii) subordinated unsecured debt securities of the Company (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under the subordinated indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”), dated as of September 26, 2012, between the Company, as issuer, and the Trustee.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I, or attorneys under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including:

(a)	the Registration Statement;

(b)	the resolutions of the Board of Directors of the Company adopted on August 14, 2018 as certified by J. Matthew Loudermilk, Secretary of the Company;

(c)	the articles of incorporation of the Company and amended and restated bylaws of the Company, filed as exhibits to the Registration Statement;

Aflac Incorporated

September 7, 2018

(d)

the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee under the Senior Debt Indenture, filed as an exhibit to the Registration Statement;

(e)	the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act, of the Trustee under the Subordinated Debt Indenture, filed as an exhibit to the Registration Statement; and

(f)	a certificate, dated September 7, 2018 from the Georgia Secretary of State as to the Company’s existence and good standing.

I, or the attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, I, or the attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. I, or the attorneys under my supervision, have further assumed that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the State of Georgia in connection with the transactions contemplated by the Indentures, any supplemental indenture thereto, the Registration Statement and any related purchase agreement relating to the issuance and sale of the Debt Securities. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.

I am admitted to the Bar in the State of Georgia and I do not express any opinion as to any laws other than (i) the laws of the State of Georgia and (ii) the federal laws of the United States of America to the extent referred to specifically herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, I am of the opinion that:

1.	The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Georgia.

2.	The Indentures have been duly authorized, executed and delivered by the Company.

Aflac Incorporated

September 7, 2018

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to me under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Audrey Boone Tillman, Esq.